Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of PFS Bancorp, Inc. of our report dated March 3, 2023, on the consolidated financial statements of Peru Federal Savings Bank included in the Prospectus contained in such Registration Statement and to the reference to us under the heading "Experts" in the Prospectus.

/s/ WIPFLI LLP

March 10, 2023
Eau Claire, Wisconsin